Exhibit 10.2

FORM OF NON-STATUTORY STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made and entered into as of [DATE] by and between Cortex Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and [PARTICIPANT NAME] (the “Participant”).

Grant Date: ____________________________________

Exercise Price per Share: __________________________

Number of Option Shares: _________________________

Expiration Date: _________________________________

1. Grant of Option.

1.1 Grant; Type of Option. The Company hereby grants to the Participant an option (the “Option”) to purchase the total number of shares of Common Stock of the Company equal to the number of Option Shares set forth above, at the exercise price set forth above. The Option is being granted pursuant to the terms of the Company’s 2015 Stock and Stock Option Plan (the “Plan”). The Option is intended to be a Non-Statutory Stock Option and not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code.

1.2 Consideration; Subject to Plan. The grant of the Option is made in consideration of [the services rendered to date and] the services to be rendered by the Participant to the Company and is subject to the terms and conditions of the Plan. Capitalized terms used but not defined herein will have the meaning ascribed to them in the Plan.

2. Exercise Period; Vesting.

2.1 Vesting Schedule. The Option will become vested and exercisable with respect to [NUMBER] shares on [VESTING SCHEDULE] until the Option is 100% vested. The unvested portion of the Option will not be exercisable on or after the Participant’s termination of Continuous Service Status.

2.2 Expiration. The Option will expire on the expiration date set forth above, or earlier as provided in this Agreement or the Plan.

3. Manner of Exercise.

3.1 Election to Exercise. To exercise the Option, the Participant (or in the case of exercise after the Participant’s death or incapacity, the Participant’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in such form as is approved by the Administrator from time to time (the “Exercise Agreement”), which shall set forth, inter alia:

(a) the Participant’s election to exercise the Option;

(b) the number of shares of Common Stock being purchased;

(c) any restrictions imposed on the shares; and

(d) any representations, warranties and agreements regarding the Participant’s investment intent and access to information as may be required by the Company to comply with applicable securities laws.

If someone other than the Participant exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option.

3.2 Payment of Exercise Price. The entire exercise price of the Option shall be payable in full at the time of exercise in any manner designated in the Plan.

3.3 Withholding. Prior to the issuance of shares upon the exercise of the Option, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Company has the right to withhold from any compensation paid to a Participant.

3.4 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to the Company, the Company shall issue the shares of Common Stock registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, and shall deliver certificates representing the shares with the appropriate legends affixed thereto.

4. No Right to Continued Service; No Rights as Shareholder. Neither the Plan nor this Agreement shall confer upon the Participant any right to be retained in any position, as an Employee or Consultant of the Employer. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Employer to terminate the Participant’s Continuous Service Status at any time, with or without Cause. The Participant shall not have any rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of exercise of the Option.

5. Transferability. The Option may be transferred in accordance with the terms of the Plan upon written approval by the Administrator.

6. Change of Control.

6.1 Acceleration of Vesting. [In the event of a Change of Control, notwithstanding any provision of the Plan or this Agreement to the contrary, the Option shall become immediately vested and exercisable with respect to 100% of the Shares subject to the Option. To the extent practicable, such acceleration of vesting and exercisability shall occur in a manner and at a time which allows the Participant the ability to participate in the Change of Control with respect to the shares of Common Stock received.

OR

Unless otherwise determined by the Administrator at the time of a Change of Control, a Change of Control shall have no effect on the Option.]

7. Adjustments. The shares of Common Stock subject to the Option may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

8. Tax Liability and Withholding. Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or exercise of the Option or the subsequent sale of any shares acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.

9. Compliance with Law. The exercise of the Option and the issuance and transfer of shares of Common Stock shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued pursuant to this Option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

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10. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

11. Governing Law. This Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Participant and the Company.

13. Options Subject to Plan. This Agreement is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the Option may be transferred by will or the laws of descent or distribution.

15. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

16. Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Option in this Agreement does not create any contractual right or other right to receive any Options or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company.

17. Amendment. The Committee has the right to amend, alter, suspend, discontinue or cancel the Option, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

18. No Impact on Other Benefits. The value of the Participant’s Option is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20. Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares and that the Participant should consult a tax advisor prior to such exercise or disposition.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

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CORTEX PHARMACEUTICALS, INC.

By:
Name:
Title:

[EMPLOYEE/DIRECTOR/ CONSULTANT NAME]

By:
Name:

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